Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

John Coleman

Jennifer Carberry

NYFIX, Inc.

(203) 425-8000 or

info@nyfix.com

www.nyfix.com

NYFIX ANNOUNCES MANAGEMENT AND BOARD COMMITTEE APPOINTMENTS

STAMFORD, CT, November 29, 2005: NYFIX, Inc. (Pink Sheets: NYFX), NYFIX, Inc. a leader in technology solutions for the financial marketplace, announced today the appointments of Anthony T. Portelli as President of NYFIX Clearing Corporation and Brian R. Carr as Chief Executive Officer of NYFIX Millennium L.L.C. Both positions were previously held by Robert C. Gasser, who was appointed Chief Executive Officer of NYFIX, Inc. on November 18, 2005.

Anthony T. Portelli has served as Chief Financial Officer and Director of NYFIX Clearing Corporation since its formation in February, 2003 and NASD approval in August, 2003. Mr. Portelli is also a Director of NYFIX Transaction Services and NYFIX Millennium. Mr. Portelli has held a variety of senior business and operations positions in a career spanning 28 years on Wall Street, including Executive Cashier at National Financial Services, Chief Operations Officer at SBC Warburg, and Managing Director and Head of Domestic Custody at Bankers Trust Company. Mr. Portelli holds a Bachelor of Business Degree from Bernard Baruch College and a Masters of Business Degree in Financial Management from Pace University.

“Tony has played a significant role in the formation and operation of NYFIX Clearing Corporation since its inception,” commented Bob Gasser, CEO of NYFIX, Inc. “We believe that NCC is a key to the growth prospects of the Transaction Services Segment. The efficiency and depth of our clearing organization has allowed NYFIX to capitalize on business opportunities that would have otherwise been impractical if we outsourced that function to a third party.”

Brian R. Carr has served as Senior Vice President for NYFIX Millennium and NYFIX Transaction Services since 2002, where he managed brokerage operations for both firms. He joined NYFIX in June 2000 as Vice President of Account Management. Prior to that, Mr. Carr held senior sales management roles at Bridge and ADP Brokerage Services, where he began his financial services career in 1991. Mr. Carr holds a Bachelor of Arts degree in Business/Economics from Muhlenberg College.

“Brian is uniquely qualified to assume his new position,” noted Mr. Gasser. “Since the formation of the Transaction Services Segment in 2002, Brian has played a key role in shaping the future of our business. His professional background brings a unique blend of technology, operations, client support, and business development experience to the task of managing the Millennium ATS.”

In other news, the NYFIX Board of Directors made the following committee chair and committee member appointments: Audit Committee - William C. Jennings, Chair, Tom C. Wajnert and Lon Gorman; Corporate Governance and Nominating Committee - William J. Lynch, Chair, George O. Deehan and William C. Jennings; and Compensation Committee - George O. Deehan, Chair, Lon Gorman and William J. Lynch.

About NYFIX, Inc.

NYFIX, Inc. is an established provider to the domestic and international financial markets of trading workstations, middle-office trade automation technologies and trade communication technologies. Our NYFIX Network is one of the industry’s largest networks, connecting broker-dealers, institutions and exchanges. In addition to our headquarters in Stamford, we have offices on Wall Street in New York City, in London’s Financial District, in Chicago, and in San Francisco. We operate redundant data centers in the northeastern United States with additional data center hubs in London, Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to market and develop its products. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.